Rosetta Stone Inc.

1919 North Lynn St., 7th Fl.
Arlington, Virginia 22209

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on
May 23, 2012

Dear Stockholder,

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Rosetta Stone Inc. will be held at the Company's headquarters, Rosetta Stone's offices at 1919 North Lynn St., 7th Fl., Arlington, Virginia 22209 on May 23, 2012 at 3:30 p.m. local time, or as soon thereafter as a quorum shall be present, for the following purposes:

Proposals to be considered at the Annual Meeting:

(1) To elect three directors.
(2) To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.
(3) To approve an amendment to our 2009 Omnibus Incentive Plan.
(4) To conduct an advisory vote on the compensation of the named executive officers.

Only stockholders of record on the books of the Company at the close of business on April 3, 2012 will be entitled to vote at the meeting. Stockholders are cordially invited to attend the meeting.

Our Board of Directors recommends a vote "FOR ALL": Item 1.
Our Board of Directors recommends a vote "FOR": Items 2, 3 and 4.

*Stockholders are cordially invited to attend the Annual Meeting and vote in person.

You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

Vote Your Proxy on the Internet:

Go to www.cstproxyvote.com
Have your notice available when you access the above website. Follow the prompts to vote your shares.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

The Proxy Materials are available for review at:
http://www.cstproxy.com/rosettastone/2012

Important Notice Regarding the Availability Of Proxy Materials For the StockholderMeeting to Be Held On May 23, 2012 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before May 15, 2012 to facilitate a timely delivery. The following Proxy Materials are available to you to review at: http://www.cstproxy.com/rosettastone/2012 - the Company’s Annual Report for the year ending December 31, 2011. - the Company’s 2012 Proxy Statement (including all attachments thereto). - the Proxy Card. - any amendments to the foregoing materials that are required to be furnished to stockholders. ACCESSING YOUR PROXYMATERIALS ONLINE Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your company ID, 9-digit proxy number and 10-digit account number. REQUESTING A PAPER COPY OF THE PROXYMATERIALS By telephone please call 1-888-221-0690, or By logging on to http://www.cstproxy.com/rosettastone/2012 or By email at: proxy@continentalstock.com Please include the company name and your account number in the subject line. Rosetta Stone Inc. 1919 North Lynn St., 7th Fl. Arlington, Virginia 22209